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                                                                    EXHIBIT 3.12



                             THE PULLMAN COMPANY





                                    BY-LAWS






                             Adopted:  JULY 1, 1996


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                                 B Y - L A W S

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                                   ARTICLE I
                                    OFFICES

        Section 1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware.

        Section 2. The corporation may also have offices at such other places both within and without the state of incorporation as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Houston, State of Texas, at such place as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the state of incorporation, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.


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        Section 2. Annual meetings of stockholders, shall be held on such date and at such times as may be fixed by the Board for the purpose of electing a Board of Directors and for the transaction of other business as may properly be brought before the meeting.

        Section 3. Written notice of the Annual Meeting shall be given to each stockholder entitled to vote thereat not less than ten nor more than fifty days before the date of the meeting.

        Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof,


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and subject to the inspection of any stockholder who may be present.

        Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        Section 6. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than fifty days before the date fixed for the meeting.

        Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.



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        Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.



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        Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven months from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote.

        Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the notice of meeting, the meeting and vote of stockholders may be dispensed with, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall sign a consent in writing, setting forth the action so taken. Prompt notice of such action by written consent shall be given to those stockholders who have not consented in writing to such corporate action.



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                                  ARTICLE III

                                   DIRECTORS

        Section 1. The number of directors which shall constitute the whole board shall be not less than one nor more than nine. Within the limits above specified, the term "whole Board" as used in these By-Laws shall mean the number of directors elected and holding office at any time. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

        Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

        Section 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of


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incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

        Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the state of incorporation.

        Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In this event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.



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        Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

        Section 7. The Secretary shall give notice of any special meeting by mailing the same at least three days, or by telegraphing, telexing, telecopying, telephoning or personally delivering the same at least one day, before the meeting to each director; but such notice may be waived by any director. When notice is given to a director by telephone, it shall be effective in accordance with Article IV, Section I of these By-Laws.

        Section 8. The number of Directors that shall constitute a quorum shall be not less than one-third of the whole Board of Directors nor less than two Directors and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation; provided, however, that when the whole Board is comprised of only one director, then one director shall constitute a quorum and the vote of such director shall constitute the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may



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adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the Minutes of proceeding of the Board or Committee.

                            COMMITTEES OF DIRECTORS

        Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.



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        Section 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                           COMPENSATION OF DIRECTORS

        Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the, corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES

        Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, telex, telecopy or telephone; provided, that when telephone notice is given,

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such notice shall be effective substantially concurrently with one other method of giving notice.

        Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

        Section 1. The corporate officers of the Company may consist of a Chairman of the Board, and may include a Vice Chairman of the Board (both the Chairman and the Vice Chairman shall be chosen from the Board of Directors), a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, and such other officers as the Board of Directors may from time to time appoint (none of whom need be a member of the Board). In so far as permitted by law, any two offices may be held by the same person. The foregoing officers shall be elected by the Board of Directors at the first meeting after the stockholders' Annual Meeting in each year.


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        Notwithstanding any of the provisions of this Article V, the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote for the election of Directors, may (i) by written consent at any time, or (ii) by vote at any special or annual meeting of stockholders, elect, replace, remove (or consent to such election, replacement or removal) of any one or more officers of the corporation.
        Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

        Section 2. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        Section 3. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

        Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of



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the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                             CHAIRMAN OF THE BOARD

        Section 5. The Chairman of the Board may be elected by the Board of Directors at the first meeting after the Annual Meeting of Stockholders in each year. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors, shall be ex-officio a member of all standing committees, and shall perform such other duties as may from time to time be requested of him by the Board of Directors.

                           VICE CHAIRMAN OF THE BOARD

        Section 5a. The Vice Chairman of the Board shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board, and shall perform such other duties as may from time to time be requested of him by the Board of Directors.

                                 THE PRESIDENT

        Section 6. The president shall have the powers and perform the duties usually incidental to the office of the president. He shall have the general and actual management of the business of the corporation under the Chairman of the



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Board, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

        Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                              THE VICE PRESIDENTS

        Section 8. The vice president, or if there shall be more than one, the vice presidents in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

        Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be



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kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

        Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

        Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books




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belonging to the corporation in such depositories as may be designated by the
Board of Directors.

        Section 12. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

        Section 13. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such, sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

        Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall, in the absence



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or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                 THE CONTROLLER

        Section 15. The controller, following his appointment shall maintain adequate records of all assets, liabilities and transactions of the corporation and see that audits thereof are currently and regularly made; and he shall perform such other duties as may be required by the Board of Directors, the President or designated Vice President.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 16. Each person who is or was a director or officer of the corporation, or who serves or may have served at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) and who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, including appeals, shall be indemnified by the corporation as a matter of right to the full extent permitted or authorized by the



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Corporation Law of the state of incorporation of the corporation, as it may from time to time be amended, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in his capacity as a director or officer, or arising out of his status as a director or officer. Each person who is or was an employee or agent of the corporation, or who serves or may have served at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) may, at the discretion of the Board, be indemnified by the corporation to the same extent as provided herein with respect to directors and officers of the corporation.
        The corporation may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. The corporation may, but shall not be obligated to, pay expenses incurred in defending a civil or criminal action, suit or


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proceeding in advance of the final disposition of such action, suit or proceeding.

        The indemnification provided by this Section 16 shall not be exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors or otherwise.



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                                   ARTICLE VI
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 1. General. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was on or after December 22, 1994 (as defined in the Certificate of incorporation) a director or officer of the corporation, or, with respect to clauses (i) and (ii) of this Section 1, an agent of the Corporation, or is or was on or after December 22, 1994 serving at the request of the corporation as a director or officer, or, with respect to clauses (i) and
(ii) of this Section 1, an agent, of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred ("Losses") by him in connection with such action, suit or proceeding, including, without limitation, Losses incurred arising out of or relating to (i) the merger of Tenneco Automotive Acquisition Inc. into the corporation, the Agreement and Plan of Merger, dated June 17, 1996, by and among the corporation, Monroe Auto Equipment Company and Tenneco Automotive Acquisition Inc., or any of the



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transactions contemplated thereby or (ii) the Agreement and Plan of Merger, dated June 6, 1996, by and among the corporation, The Mayflower Corporation plc, Mayflower Management Corporation and Mayflower Acquisition Corporation, or any of the transactions contemplated thereby, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 2. Actions By or In Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was on or after December 22, 1994 a director or officer, or, with respect to clauses (i) and (ii) of Section 1 above, an agent, of the corporation, or is or



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was on or after December 22, 1994 serving at the request of the corporation as a director or officer, or, with respect to clauses (i) and (ii) of Section 1 above, an agent, of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 3. Indemnification in Certain Cases. To the extent that a director or officer, or, with respect to clauses (i) and (ii) of Section 1 above, an agent, of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any



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claim, issue or matter therein, he shall be indemnified against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Section 4. Procedure. Any indemnification under Sections 1 and 2 of this
Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer, or with respect to clauses (i) and (ii) of Section 1 above, an agent, is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

        Section 5. Advances for Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be



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indemnified by the corporation as authorized in this Article VI. Such expenses
(including attorneys' fees) incurred by agents shall be so paid upon terms and conditions, if any, as the Board of Directors deems appropriate.

        Section 6. Rights Not-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        Section 7. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was on or after December 22, 1994 a director, officer or agent of the corporation, or is or was on or after December 22, 1994 serving at the request of the corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify his against such liability under the provisions of this Article VI.



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        Section 8. Definition of Corporation. For purposes of this Article VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and agents, so that any person who is or was on or after December 22, 1994 a director, officer or agent of such constituent corporation, or is or was on or after December 22, 1994 serving at the request of such constituent corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        Section 9. Other Definitions. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer or agent of the corporation which imposes duties on, or involves services by, such director, officer or



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agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith or in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

        Section 10. Survival of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who on or after December 22, 1994 has ceased to be a director, officer or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 11. Jurisdiction. The Court of Chancery shall be vested with exclusive jurisdiction to hear and determine all actions for the advancement of expenses or indemnification brought under this Article VI or under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine the corporation's obligation to advance expenses (including attorneys' fees).



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                                  ARTICLE VII
                             CERTIFICATES OF STOCK

        Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

        Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose



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facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

                               LOST CERTIFICATES

        Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

        Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the




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
duty of the corporation to cancel the old certificate and record the transaction upon its books.

                      FIXING THE DATE FOR DETERMINATION OF
                             STOCKHOLDERS OF RECORD

        Section 5. The Board of Directors may close the stock transfer books of the corporation for a period not more than forty nor less than ten days preceding the date of any meeting of stockholders, nor more than forty days prior to the date of any other action, such as the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding forty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not more than forty nor less than ten days preceding the date of any meeting of stockholders, nor more than forty days prior to the date of any other action, such as the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and



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
any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the. case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                            REGISTERED STOCKHOLDERS

        Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the, state of incorporation.



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
                                  ARTICLE VIII
                               GENERAL PROVISIONS
                                   DIVIDENDS

        Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock subject to the provisions of the certificate of incorporation.

        Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

        Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of stockholders



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
when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

        Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

        Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

        Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and the state of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

        Section 1. These by-laws may be altered or repealed at any meeting of the stockholders or of the Board of Directors



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
if notice of such alteration or repeal be contained in the notice of such meeting. No change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.

DEL. BL



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